UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2019

Horizon Therapeutics Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 011-353-1-772-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	HZNP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 1, 2019, our board of directors appointed Susan Mahony, Ph.D. as a Class II director, to serve in such capacity until our 2022 annual general meeting of shareholders. Dr. Mahony was also appointed to the audit committee and the nominating and corporate governance committee of our board of directors.

Dr. Mahony will receive compensation for her services as a director in accordance with our non-employee director compensation policy, as amended (the “Compensation Policy”). The Compensation Policy provides for annual cash compensation of $60,000 for service on our board of directors and an additional $7,500 to $15,000 annually for service on a committee in a non-chair capacity. At the time of her appointment to our board of directors, Dr. Mahony received restricted stock units with an aggregate value equal to $400,000, prorated based on the number of days between Dr. Mahony’s start date and the first anniversary of our 2019 annual general meeting of shareholders. The Compensation Policy also provides for further automatic grants of restricted stock units with an aggregate value of $400,000 on the date of each annual general meeting of shareholders. Dr. Mahony also entered into our standard form of indemnity agreement.

Dr. Mahony serves on the board of directors of Zymeworks Inc., a public biopharmaceutical company, Vifor Pharma AG, a public pharmaceutical company, and Assembly Biosciences, Inc., a public biotechnology company. Previously, Dr. Mahony served as senior vice president and president of Lilly Oncology and was a member of the executive committee at Eli Lilly and Company (“Lilly”) from 2011 until her retirement in August 2018. Prior to that, from 2000 until 2011, Dr. Mahony served in a variety of leadership roles at Lilly, including senior vice president human resources and diversity, president and general manager Lilly Canada, and executive director global development. Dr. Mahony worked in sales and marketing at Bristol-Myers Squibb Company from 1995 to 2000, at Amgen Limited from 1991 to 1995, and at Schering Plough from 1989 to 1991. Dr. Mahony earned a B.Sc. and Ph.D. in pharmacy and was awarded an Honorary Doctorate from Aston University, and she earned an M.B.A. from London Business School.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2019	HORIZON THERAPEUTICS PUBLIC LIMITED COMPANY

	By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Executive Vice President and Chief Financial Officer